                                    EXHIBIT 10.21

                                                 Tenant:  Network General

                                                           LEASE

TABLE OF CONTENTS

     ARTICLE  TITLE     PAGE

     1 - Premises and Term                                      1
     2 - Rent                                                   2
     3 - Landlord's Work - Tenant's Work                        4
     4 - Streets                                                4
     5 - Utility Services                                       4
     6 - Assignment - Change of Ownership                       4
     7 - Tenant's Additional Agreements                         7
     8 - Use of Premises                                        9
     9 - Indemnity and Public Liability Insurance               9
     10 - Fire Insurance and Casualty                           10
     11 - Repair                                                13
     12 - Fixtures & Alterations                                15
     13 - Remedies                                              16
     14 - Bankruptcy                                            18
     15 - Surrender of Premises                                 18
     16 - Eminent Domain                                        19
     17 - Real Property Taxes                                   20
     18 - Parking and Accommodation Areas                       21
     19 - Miscellaneous                                         22

     BUSINESS PARK LEASE

     THIS LEASE is made this 3rd day of July, 1996, between CAMPBELL AVENUE ASSOCIATES, a California partnership, herein referred to as "Landlord," and NETWORK GENERAL, a Delaware corporation, herein referred to as "Tenant".

     WITNESSETH:

     ARTICLE  1 - Premises and Term

     SECTION 1.1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the demised premises, including the building and other improvements thereon consisting of approximately 65,839 square feet and located at 4045-4055 Campbell Avenue, Menlo Park, California (as shown cross-hatched on EXHIBIT "A"), upon and subject to the terms and provisions of this Lease for a demised term of five (5) years (plus any partial period prior to the commencement of the first full calendar month), commencing ninety (90) days after Landlord delivers the demised premises to Tenant (scheduled to be on or before October 1, 1996, and potentially as early as July 1, 1996, subject to the vacation of the demised premises by the existing tenant as described in SECTION 1.2 below) for the purposes of performing construction of improvements pursuant to Article 3, and ending on the last day of the fifth (5th) year (exclusive of such partial period, if any) after such commencement.

Following commencement of the demised term, the parties agree to execute a "Commencement Date Memorandum" or like document specifying the following with respect to this Lease: (i) the commencement date, (ii) dates on which the base rent shall increase pursuant to Section 2.1., and (iii) the expiration date.

     SECTION 1.2. The demised premises are currently occupied by an existing tenant pursuant to a lease which is currently in full force and effect. This Lease and the obligations of Tenant and Landlord hereunder are expressly conditioned upon the vacation of the demised premises by the existing tenant. The existing lease is scheduled to expire on September 30, 1996. Landlord agrees to the following: (i) Landlord has not heretofore, and agrees that it shall not, extend the existing lease or amend any term therein that will create rights of the existing tenant to remain in the demised premises after the expiration date thereof; (ii) Landlord shall use diligent efforts to cause the existing tenant to vacate the demised premises on or before September 30, 1996, and (iii) the demised premises shall not be deemed delivered to Tenant until the existing tenant has completed site closure in accordance with a closure work plan prepared for Tenant by a licensed environmental consultant and submitted for approval to all applicable governmental agencies and the existing tenant's concrete hazardous materials containment area and facilities have been removed. Tenant acknowledges that the closure plan may not be reviewed by applicable governmental authorities until after possession of the demised premises has been delivered to Tenant and that such review shall not delay commencement of the demised term unless such governmental authorities require additional closure work which actually delays construction of the Tenant's improvements or interferes with Tenant's occupancy of the demised premises in which case the required commencement date shall be extended by the actual number of days of such delay or interference. Tenant acknowledges that

Landlord cannot require the existing tenant to vacate the demised premises prior to the scheduled expiration date of the existing lease.

     SECTION 1.3.  Provided that an Event of Default (as defined in Section
13.1. below) does not exist either at the time of exercise of either of the following options, or at the expiration of the initial five-year term or at the expiration of the first one-year option term, Tenant is hereby given options to extend the term of this Lease as follows: the first option period shall be for one (1) year and the second option period shall be for three (3) years, commencing respectively (i) at the expiration of the initial five year term as to the first option period and (ii) at the expiration of the first one year option period, if any, as to the second option period, upon the following terms and conditions:

     A. Tenant shall exercise each of the options by giving Landlord written notice at least two hundred fifteen (215) days prior to (i) the expiration of the initial five year term as to the first option period and (ii) the expiration of the first one year option period, if any, as to the second option period.
The exercise of the first option is an express condition precedent to the exercise of the second option.

     B. Base rent during each of the extended terms, if any, shall be established as set out in SECTION 2.2 below.

     C. Landlord shall not be obligated to provide any improvements in the demised premises.

     D. There shall be no further option to extend than that as set forth hereinabove.

     E.   All other terms and conditions shall be as set forth in the Lease.

     ARTICLE  2 - Rent

     SECTION 2.1. Tenant covenants and agrees to pay to Landlord without set-off, recoupment, deduction or demand of any nature whatsoever (other than the potential abatement of base rent contemplated by Sections 10.2. and 16.1. hereof), base rent as follows: for the first (1st) and second (2nd) years during the demised term (plus any partial period prior to the commencement of the first full calendar month) the amount of Six Hundred Seventy One Thousand Five Hundred Fifty Seven and 80/100 Dollars ($671,557.80) per annum, payable in twelve (12) equal monthly installments of Fifty Five Thousand Nine Hundred Sixty Three and 15/100 Dollars ($55,963.15); for the third (3rd) and fourth (4th) years during the demised term the amount of Seven Hundred Eleven Thousand Sixty One and 20/100 Dollars ($711,061.20) per annum, payable in twelve (12) equal monthly installments of Fifty Nine Thousand Two Hundred Fifty Five and 10/100 Dollars ($59,255.10); and for the fifth (5th) year during the demised term the amount of Seven Hundred Fifty Thousand Five Hundred Sixty Four and 60/100 Dollars ($750,564.60) per annum, payable in twelve (12) equal monthly installments of Sixty Two Thousand Five Hundred Forty Seven and 05/100 Dollars ($62,547.05). Base rent shall be paid monthly in advance on the first (1st) day of each calendar month.

     SECTION 2.2. Base rent during each of the extended terms, if any, will be the fair market rental value of the demised premises (including any appropriate interim adjustments) on the date of the commencement of the applicable extended term based upon current rental rates for spaces of comparable size, age, construction, location and condition as the building, taking into account the age and condition of any improvements installed in the building and any lease incentives such as improvement allowances and free rent then prevailing in the market (the "fair market rental value") as determined by negotiation of Landlord and Tenant. If Landlord and Tenant shall be unable to arrive at a mutualy acceptable base rent for either of the extended terms at least five (5) months prior to (i) the expiration of the initial five year term as to the first option period and (ii) the expiration of the first one year option period, if any, as to the second option period, then the matter shall be submitted to arbitration in accordance with the provisions of SECTION 19.20. In no event shall the base rent for the first extended term be reduced below the base rent in effect during the fifth (5th) year of the demised term, and in no event shall the base rent for the second extended term be reduced below the base rent in effect during the last year of the first extended term.

     SECTION 2.3. For the purpose of this Lease, a year shall be twelve (12) calendar months, commencing with the first day of the first full calendar month of the demised term and the succeeding anniversaries thereof. For any period prior to the commencement of the first year or subsequent to the end of the last year of the demised term, rent shall be prorated on the basis of the rental rate then payable.

     SECTION 2.4. All sums payable and all statements deliverable to Landlord by Tenant under this Lease shall be paid and delivered at 60 Hillsdale Mall, San Mateo, California 94403-3497, or at such other place as Landlord may from time to time direct by notice to Tenant and all such sums shall be paid in lawful money of the United States.

     SECTION 2.5. Upon execution of this Lease, Tenant shall pay to the Landlord the following:

     Fifty Five Thousand Nine Hundred Sixty Three and 15/100 Dollars ($55,963.15) which shall be applied by Landlord to the first base rent to become due and payable under this Lease.

     SECTION 2.6. In addition to base rent under SECTION 2.1., all other payments to be made under this Lease by Tenant to Landlord shall be deemed to be and shall become additional rent hereunder, whether or not the same to be designated as such, and shall be included in the term "rent" wherever used in this Lease; and, unless another time shall be expressly provided for the payment thereof, all rent and additional rent shall be due and payable together with the next succeeding installment of base rent; and Landlord shall have the same remedies for failure to pay the same as for a nonpayment of base rent.

     SECTION 2.7. Any amount due from Tenant to Landlord that is not paid within three (3) business days after receipt of written notice that payment is due shall bear interest at the lesser of (i) ten percent (10%) per annum, or
(ii) the highest rate then permitted to be charged on late payments under leases under California law; provided, however, the payment of any such interest shall not excuse or cure the default upon which such interest accrued. Tenant acknowledges and agrees that payment of such interest on late payments is reasonable compensation to Landlord for the additional costs incurred by Landlord caused by such late payment, including, but not limited to, collection and administration expenses and the loss of the use of the money that was late in payment.

     ARTICLE 3 - Landlord's Work - Tenant's Work

     SECTION 3.1. Landlord shall not be required to perform any work in the demised premises; and, subject to Section 11.6, Tenant accepts the demised premises in an "as is" condition.

     SECTION 3.2. Tenant shall provide certain interior improvements as described in EXHIBIT "C" to be made a part hereof and upon terms and conditions as set forth in Exhibit "D" attached hereto. Such improvements shall be made at the sole cost of Tenant (subject to Landlord's contribution set forth in EXHIBIT "D") in accordance with detailed plans and specifications therefor which must be approved, in writing, by Landlord or Landlord's architect before work is commenced. Tenant shall furnish Landlord with a set of "as built" plans on diskettes that are compatible with Landlord's "AutoCAD" system after any such work is completed.

     ARTICLE  4 - Streets

     SECTION 4.1. Tenant agrees to use diligent efforts to require employees, and to direct customers and other persons visiting Tenant, to park in the parking area provided in the Parking and Accommodation Areas.

     ARTICLE  5 - Utility Services

     SECTION 5.1. Landlord has at its own cost and expense secured the installation of water, gas, sanitary sewers and electrical services to the demised premises and made all necessary connections thereof to the building. Tenant shall pay all meter or service charges made by public utilities companies and shall pay for the water, gas and/or electricity used on the demised premises and sewer use fees and charges whether ad valorum or not and any so called "sewer connection charges" based on increased wastewater discharge from the demised premises exclusively. Tenant shall maintain such connections of utilities to the building.

     SECTION 5.2. Landlord shall not be liable to Tenant for the failure of any utility services.

     ARTICLE  6 - Assignment - Change of Ownership

     SECTION 6.1.

     A. Except as otherwise provided herein, Tenant shall not, by operation of law or otherwise, transfer, assign, sublet, enter into license or concession agreements, change ownership, mortgage or hypothecate this Lease or the Tenant's interest in and to the demised premises without first procuring the written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. Any attempted transfer, assignment, subletting, license or concession agreement, change of ownership, mortgage or hypothecation without Landlord's written consent shall be void and confer no rights upon any third person. Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld provided that the proposed assignee or sublessee shall have: (i) a net worth, at the time of the assignment or sublease, determined in accordance with good accounting principles, equal to or in excess of the net worth of Tenant at the date of the Lease; (ii) been active in its current business for a minimum of three (3) years immediately prior to the assignment or sublease; and (iii) a good reputation in the business community; provided further that Tenant shall give Landlord not less than fifteen (15) days' notice prior to the effective date of any such assignment or sublease, and Landlord shall have the option, in the case of an assignment or sublease (except as provided below) for substantially all of the remaining demised term of the Lease, to terminate this Lease with respect to the space to be assigned or subleased by notice to Tenant given within seven (7) days of Landlord's receipt of Tenant's notice. Notwithstanding the above, Landlord shall not have the right to terminate the Lease in connection with any proposed assignment or sublet to any entity which controls or is controlled by or is under common control with Tenant or to any entity with or into with Tenant is merged, or any entity that acquires all or substantially all of Tenant's stock or assets, or any other entity with which Tenant is combined or consolidated (herein, an "Affiliate"). Nothing herein contained shall relieve Tenant and any Guarantor from its covenants and obligations for the demised term. Tenant agrees to reimburse Landlord for Landlord's reasonable outside attorneys' fees (not to exceed Five Hundred Dollars ($500.00) incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement, change of ownership, mortgage or hypothecation of this Lease or Tenant's interest in and to the demised premises. If Landlord consents to any assignment or sublease pursuant to this Article, Tenant shall pay Landlord, as additional rent:

     (a) in the case of each and every assignment, except the assignment to an Affiliate, an amount equal to ALL monies, property, and other consideration of every kind whatsoever paid or payable to Tenant by the assignee for such assignment and for all property of Tenant transferred to the assignee as part of the transaction (including, but not limited to, fixtures, other leasehold improvements, furniture, equipment, and furnishings); and

     (b) in the case of each and every sublease, fifty percent (50%) of any Sublease Premium (determined below), LESS all base rent and additional rent under this Lease accruing during the term of the sublease in respect of the subleased space (as reasonably determined by Landlord, taking into account the useable area of the premises demised under the sublease). "Sublease Premium" shall mean all rent, additional rent, and/or other monies, property, and other consideration of every kind whatsoever received by Tenant from the subtenant for or by reason of the sublease (including all amounts received by Tenant for, or attributable to, any Included Property), LESS:

     (i) commissions actually paid by Tenant to procure the sublease to an independent third party licensed real estate broker and outside attorneys' fees actually paid by Tenant, amortized over the term of the sublease, commencing with the date on which the sublease term commences:

     (ii) the actual cost of leasehold improvements undertaken by Tenant (subject to Landlord's prior written consent) solely to prepare the sublease space for the subtenant amortized over the period of the term of the sublease commencing with the date on which the sublease commences; and

     (iii) the unamortized cost of Included Property, if any, determined on a straight-line basis over the period of the term of the sublease as certified to Landlord by Tenant's independent certified public accountant (at Tenant's expense).

     The term "Included Property" means all property of Tenant transferred to the subtenant as part of the transaction (including, but not limited to, fixtures, other leasehold improvements, furniture, equipment, and furnishings).

Tenant shall pay fifty percent (50%) of the Sublease Premium to Landlord as and when Tenant receives payment from such subtenant.

     B. Each transfer, assignment, subletting, license, concession agreement, mortgage and hypothecation to which there has been consent shall be by an instrument in writing in form satisfactory to Landlord, and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagor and the transferee, assignee, sublessee, licensee, concessionaire or mortgagee in each instance, as the case may be; and each transferee, assignee, sublessee, licensee, concessionaire or mortgagee shall agree in writing for the benefit of Landlord herein to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant (except such terms, covenants and conditions which by the express terms of the sublease Tenant agrees to perform), including the payment of all amounts due or to become due under this Lease directly to Landlord. One (1) executed copy of such written instrument shall be delivered to Landlord. Failure to first obtain in writing Landlord's consent or failure to comply with the provisions of this Article shall operate to prevent any such transfer, assignment, subletting, license, concession agreement, mortgage, or hypothecation from becoming effective.

     C. If Tenant hereunder is a corporation which, under the then current laws of the State of California, is not deemed a public corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment within the meaning and provisions of this SECTION 6.1.

     D. Landlord's rights to assign this Lease are and shall remain unqualified. Upon any sale of the demised premises and provided the purchaser assumes all obligations under this Lease, Landlord shall thereupon be entirely released of all obligations of Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such sale.

     E. The consent of Landlord to any transfer, assignment, sublease, license or concession agreement, change in ownership, mortgage or hypothecation of this Lease is not and shall not operate as a consent to any future or further transfer, assignment, sublease, license or concession agreement, change in ownership, mortgage or hypothecation, and Landlord specifically reserves the right to refuse to grant any such consents except as otherwise provided in this SECTION 6.1.

     ARTICLE  7 - Tenant's Additional Agreements

     SECTION 7.1. Tenant agrees at all times during the demised term to: (A) Keep the demised premises in a neat and clean condition. (B) Promptly remove all waste, garbage or refuse from the demised premises. (C) Promptly comply with all laws and ordinances and all rules and regulations of duly constituted governmental authorities affecting the demised premises, and the cleanliness, safety, use and occupation thereof, but this clause (C) shall not be construed to require Tenant to comply with any such laws, ordinances, rules or regulations which require structural changes in the demised premises unless the same are made necessary by act or work performed by Tenant or the nature of the particular activities being carried on by Tenant in the demised premises; and this clause (C) does not apply to hazardous materials and other environmental matters, which laws shall be complied with pursuant to Section 7.4; provided, however, that Tenant has no obligation to remedy any instance of violation of laws existing as of the date this Lease is executed. (D) Prevent the escape from the demised premises of all fumes, odors and other substances which are offensive or may constitute a nuisance or interfere with other tenants.

     SECTION 7.2. Tenant agrees that it will not at any time during the demised term without first obtaining the Landlord's written consent: (A) Conduct or permit any fire, bankruptcy or auction sale in the demised premises. (B) Place on the exterior walls (including both interior and exterior surfaces of windows and doors), the roof of any buildings or any other part of the demised premises, any sign, symbol, advertisement, neon light, other light or other object or thing visible to public view outside of the demised premises. (C) Change the exterior color of the building on the demised premises, or any part thereof, or the color, size, location or composition of any sign, symbol or advertisement that may have been approved by Landlord. (D) Park, operate, load or unload, any truck or other delivery vehicle on any place other than the loading area designated for Tenant's use. (E) Use the plumbing facilities for any purpose other than that for which they were constructed or dispose of any foreign substance therein. (F) Install any exterior lighting or plumbing facilities, shades or awnings, amplifiers or similar devices, or use any advertising medium which may be heard or experienced outside the demised premises, such as loudspeakers, phonographs, or radio broadcasts. (G) Deface any portion of the building or improvements on the demised premises, normal usage excepted. In the event any portion of the building is defaced or damaged, Tenant agrees to repair such damage. (H) Permit any rubbish or garbage to accumulate on the demised premises, or any part thereof, unless confined in metal containers so located as not to be visible to members of the public. (I) Install, maintain or operate any sign except as approved in writing by Landlord.
(J) Store materials,
supplies, equipment, finished products, raw materials or articles of any nature outside of the demised premises. (K) Use the demised premises for retail, or residential purposes.

     SECTION 7.3. Tenant agrees that it will not at any time during the demised term: (A) Perform any act or carry on any practice which may injure the demised premises. (B) Burn anything in or about the demised premises. (C) Keep or display any merchandise or other object on or otherwise obstruct any sidewalks, walkways driveways. (D) Use or permit the use of any portion of the demised premises as living quarters, sleeping apartments, lodging rooms, or for any unlawful purpose. (E) Use or permit the demised premises to be used for any purpose which is or shall not then be allowed under the Zoning Ordinance of the City of Menlo Park, California, in that area.

     SECTION 7.4. Tenant shall, at its expense, comply with all applicable laws, regulations, rules and orders, regardless of when they become or became effective, relating to health, safety, noise, environmental protection, waste disposal, and water and air quality, and furnish copies of permits, manifests and other applicable evidence of such compliance, if any, upon request of Landlord.

     Should any discharge, leakage, spillage, emission or pollution of any type occur upon or from the demised premises due to Tenant's use and occupancy thereof, Tenant, at its expense, shall be obligated to remedy the same to the satisfaction of Landlord and any governmental body having jurisdiction thereover; provided, however, that Tenant shall not be obligated to perform remediation to a level in excess of that which is required by law so long as such limitation of Tenant to perform remediation does not interfere with Landlord's use and enjoyment, or the value, of the demised premises. Tenant agrees to indemnify, hold harmless, and defend Landlord against all liability, cost, and expense (including without limitation any fines, penalties, judgments, litigation costs, and attorneys' fees) incurred by Landlord as a result of Tenant's breach of this section, or as a result of any such discharge, leakage, spillage, emission, or pollution, due to Tenant's use and occupancy of the demised premises, regardless of whether such liability, cost, or expense arises during or after the demised term.

     Tenant shall pay all amounts due Landlord under this section, as additional rent, within ten (10) days after any such amounts become due.

     Tenant shall, prior to the expiration or earlier termination of the Lease, submit such closure plan(s) regarding hazardous materials and/or hazardous substances as are then required under applicable law (including any applicable local ordinances), with a copy to Landlord; and Tenant shall, at Tenant's expense, prior to the expiration or earlier termination of the demised term, comply with such closure plan(s).

     Landlord's and Tenant's obligations under this SECTION 7.4. shall survive the expiration or earlier termination of this Lease, including without limitation any termination resulting from any default by Tenant under the Lease.

    Landlord has initiated and received a Phase I Environmental Study ("Study") dated April 1996 prepared by Green Environmental, Inc. of the demised premises and has shall provided Tenant with a copy thereof. Landlord shall reimburse Tenant for the cost of removal of any asbestos containing materials associated with the floor tile in the manufacturing area of the demised premises currently occupied by the existing tenant. Subject to Section 1.2. herein, Tenant agrees to comply with all applicable laws in the removal of any such asbestos or other hazardous materials currently located in the demised premises which Tenant removes in the course of its construction; and Tenant shall be liable for any failure to comply with any such laws in the course of such removal.

     Landlord agrees to indemnify and hold harmless Tenant against all liability, cost and expense incurred by Tenant as a result of any pollution or other environmental problem caused by Landlord or Landlord's employees, agents or contractors.

With respect to any contamination of the demised premises caused by the existing tenant, Landlord agrees to assign to Tenant, subject to reservation by Landlord for Landlord's losses directly or indirectly caused by any such contamination by the existing tenant, the benefit of any indemnity or contract rights against the existing tenant for losses sustained by Tenant resulting from any such contamination.

     ARTICLE  8 - Use of Premises

     SECTION 8.1. Tenant shall use the demised premises solely for general office, research and development, light assembly, and storage of Tenant's products and any related lawful purpose as approved by Landlord and in conformity with municipal zoning requirements and any CC&Rs applicable to the demised premises, and for no other purposes without Landlord's written consent.

     ARTICLE  9 - Indemnity and Public Liability Insurance

     SECTION 9.1. Tenant agrees to indemnify and save harmless Landlord from and against all claims arising from any act, omission or negligence of Tenant, or its contractors, licensees, agents, servants, invitees or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person occurring during the demised term in the demised premises, from and against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, including, but not limited to, reasonable attorneys' fees and court costs; provided, however, that in no event shall Tenant have any indemnification obligation or other responsibility under this Section for any costs, expenses and liabilities attributable to the negligence or willful misconduct of Landlord or its agents, contractors or employees.

     SECTION 9.2. Tenant agrees to maintain in full force during the demised term a policy of public liability and property damage insurance under which Landlord (and such other persons, firms or corporations as are designated by Landlord and are properly includible as additional insureds under the terms of any such policies of insurance) and Tenant are named as insureds, and the insurer agrees to indemnify and hold Landlord and Landlord's said designees harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damage mentioned in
SECTION 9.1. Each such policy shall be placed with an insurer having a Best rating of at least A-X and shall be noncancelable with respect to the Landlord and

Landlord's said designees without twenty (20) days' written notice to the Landlord and Landlord's said designees, shall be renewed at least thirty (30) days before the expiration of each policy, and a duplicate original or certificate thereof shall be delivered to Landlord prior to commencement of the demised term and thereafter within thirty (30) days of the renewal of the term of each policy. The limits of liability of such comprehensive general liability insurance shall be Two Million Dollars ($2,000,000.00) for injury or death to one or more persons and damage to property, combined single limit. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry.

     If Tenant shall not comply with its covenants to maintain insurance made above, or if Tenant fails to provide duplicate originals or certificates thereof to Landlord as is provided above, Landlord may, but shall not be required to, obtain any such insurance; and if Landlord does obtain any such insurance, Tenant shall, on demand, reimburse Landlord for the premium for any such insurance.

     SECTION 9.3. Tenant agrees to use and occupy the demised premises, the Parking and Accommodation Areas and to use all other portions of the Business Park (which it is herein given the right to use) at its own risk and hereby releases to the full extent permitted by law the Landlord, and its agents, servants, contractors, and employees, from all claims and demands of every kind resulting from any accident, damage or injury occurring therein unless caused by the negligence or willful misconduct of Landlord, its employees, agents or contractors. Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Tenant. The provisions of this Section shall apply during the whole of the demised term.

     ARTICLE 10 - Fire Insurance and Casualty

     SECTION 10.1. If the building on the demised premises should be damaged or destroyed during the demised term by any casualty insurable under Landlord's standard fire and extended coverage insurance policies, Landlord shall (except as hereinafter provided) repair and/or rebuild the same to substantially the condition in which the same existed immediately prior to such damage or destruction. Landlord's obligation under this Section shall in no event exceed either (A) the scope of the work done by Landlord in the original construction of such building, or (B) the proceeds of any such insurance policy if Landlord keeps the building and the demised premises insured against loss or damage by such fire and extended coverage insurance to the extent of at least eighty percent (80%) of the insurable value of the building with a replacement cost endorsement (or otherwise for the full replacement value) to the extent reasonably obtainable from responsible insurance companies licensed to do business in California, unless Landlord nevertheless elects to repair and/or rebuild the building and the demised premises. Landlord covenants and agrees to carry the insurance described in the preceding sentence if available at commercially reasonable prices. Tenant shall in the event of any such damage or destruction, unless this Lease shall be terminated as hereinafter provided, be responsible for replacing or repairing all exterior signs, trade fixtures, equipment, display cases, and other installations originally installed by the Tenant. Except for the immediately preceding sentence and the deductible under Landlord's casualty insurance, Tenant shall have no obligation to pay for any costs of reconstruction. Tenant shall have no interest in the proceeds of any insurance carried by Landlord. Subject to the provisions of
Article 12, Landlord shall have no interest in Tenant's personal property. Tenant shall not have any further contractual obligation to Landlord to maintain its personal property other than to perform all of the terms and provisions of this Lease on Tenant's part to be performed with respect thereto, and the parties agree that maintenance, repair and replacement of Tenant's personal
property shall be and remain Tenant's sole responsibility.   Tenant shall
reimburse Landlord for the deductible amount under Landlord's casualty insurance (if the Lease is not terminated); provided that, the amount of any deductible exceeding $20,000.00 shall be amortized on a straight line basis and paid monthly (together with interest at the rate of 10% per annum) over the remaining portion of the demised term.

     SECTION 10.2. Tenant's base rent shall be abated proportionately during any period in which, by reason of any such damage or destruction, the building is rendered partially or totally untenantable. Such abatement shall continue for the period commencing with such destruction or damage and ending with the substantial completion by the Landlord of such work or repair and/or reconstruction as Landlord is obligated to do.

     SECTION 10.3. If the building on the demised premises should be damaged or destroyed to the extent of 33-1/3% or more of the then monetary value thereof by an event described in SECTION 10.1., then Landlord may terminate this Lease by written notice to Tenant.

     Within forty-five (45) days of the date of casualty Landlord shall notify Tenant, in writing, of Landlord's reasonable estimate of the time period required for repair of the demised premises. If Landlord's estimate indicates that the necessary time for repair will exceed two hundred seventy (270) days from the date of casualty for the demised premises then, in that event, Tenant may by written notice to Landlord given within ten (10) days of Landlord's notice terminate this Lease. If Tenant does not terminate the Lease then Landlord shall (subject to Landlord's termination rights) thereafter diligently pursue such repairs and use its diligent efforts to complete the repairs within the above-referenced time period. If Landlord fails to complete the repairs within such time periods and is not diligently pursuing completion of the same then Tenant may terminate the Lease. If such damage or destruciton occurs and this Lease is not so terminated, this Lease shall remain in full force and effect and the parties waive the provisons of any laws to the contrary.

     If neither party elects to terminate this Lease then Landlord shall repair and/or rebuild the same as provided in SECTION 10.1. If such damage or destruction occurs and this Lease is not so terminated, this Lease shall remain in full force and effect and the parties waive the provisions of any law to the contrary. The Landlord's obligation under this Section shall in no event exceed the scope of the work to be done by the Landlord in the original construction of said building and the demised premises.

     SECTION 10.4.

     SECTION 10.5. Tenant agrees, in addition to any rent provided for herein, to pay to the Landlord the cost of the fire and extended coverage insurance policy carried by Landlord on the demised premises during the entire demised term or any renewal or extension thereof. This Section expressly permits the Landlord to carry standard fire and extended coverage policies to the extent of one hundred percent (100%) of the insurable value.

     SECTION 10.6. During the demised term, Tenant shall carry, at its expense, insurance, or shall self-insure, against loss and damage by fire with an "All Risk" endorsement for the full insurable value of Tenant's merchandise, trade fixtures, furnishings, operating equipment and personal property, including wall coverings, carpeting and drapes, if installed by Tenant.. A certificate evidencing such coverage shall be delivered to Landlord prior to commencement of the demised term and thereafter thirty (30) days prior to the expiration of the term of such policy. Such insurance shall be written as a primary policy, not contributing with and not in excess of coverage Landlord may carry.

     SECTION 10.7. In the event the building on the demised premises shall be damaged as a result of any flood, earthquake, act of war, nuclear reaction, nuclear radiation or radioactive contamination, or from any other casualty not covered by Landlord's fire and extended coverage insurance, to any extent whatsoever, Landlord may within ninety (90) days following the date of such damage, commence repair, reconstruction or restoration of the building and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect, or within said ninety (90) day period elect not to so repair, reconstruct or restore the building, in which event this Lease shall cease and terminate. In either such event Landlord shall give Tenant written notice of its intention within said ninety-day period. Tenant's base rent shall be abated proportionately during any period in which, by reason of any such damage or destruction, the building is rendered partially or totally untenantable. Such abatement shall continue for the period commencing with such destruction or damage and ending with the substantial completion by the Landlord of such work or repair and/or reconstruction as Landlord is obligated to do.

     SECTION 10.8. Upon any termination of this Lease under the provisions of this ARTICLE 10, the rent shall be adjusted as of the date of such termination and the parties shall be released without further obligation to the other party upon the surrender of possession of the demised premises to Landlord, except for items that have been theretofore accrued and are then unpaid, and except for obligations that are designated as surviving such termination.

     SECTION 10.9. Notwithstanding anything in this ARTICLE 10 or elsewhere in this Lease to the contrary, Landlord may maintain any insurance on the demised premises that Landlord deems necessary or advisable, including, but not limited to, any rental insurance (not to exceed twelve (12) months), owner's protective liability insurance or any insurance required by any mortgagee of Landlord; and earthquake insurance provided that any such earthquake insurance is available at commercially reasonable rates, and Landlord may include the amount of the premiums for such insurance in the total of the insurance premiums which Tenant is required to pay under the terms hereof.

     ARTICLE 11 - Repair

     SECTION 11.1. Landlord agrees, at Landlord's sole expense, to repair and maintain building foundations, exterior wall structure, roof structure and structural support systems for the demised premises throughout the life of the Lease. Structural defects and maintenance shall not be deemed to include non-structural cracks or fissures in walls or floors, (i.e., cracks or fissures which do not materially adversely affect the structural initegrity of the building), so long as such cracks or fissures do not substantially interfere with Tenant's use and occupancy of the demised premises, nor the requirement of painting or caulking. Additionally, Landlord shall, at Landlord's sole expense, restripe and reseal the parking lot as needed prior to the commencement of the Lease. The foregoing sentence shall be a one time obligation of Landlord as of the commencement of the Lease. Thereafter, additional changes shall be made and paid for pursuant to Article 18 below.

     SECTION 11.2. Subject to Section 11.1., Tenant agrees during the demised term or any extension thereof to maintain the interior of the building on the demised premises, and every part thereof, except as to work to be performed by Landlord under SECTIONS 11.1. AND 11.3. Tenant further agrees to clean, inside and out, all of the glass on the exterior of the building. If Tenant should fail to faithfully perform its maintenance obligations hereunder then Landlord shall, upon having given notice to Tenant of the need for said maintenance, have the right to perform, or cause to be performed, said maintenance and Tenant shall on demand reimburse Landlord for Landlord's costs of providing such maintenance.

     SECTION 11.3. Subject to Section 11.5., Landlord shall provide the following services and Tenant shall, in addition to all other payments required to be made under other provisions of this Lease, on demand reimburse Landlord for Landlord's gross costs of: (i) maintaining, repairing and replacing the roof; (ii) painting, maintaining and repairing the exterior of the building;
(iii) maintaining, repairing and replacing the elevator and elevator equipment room (if any); (iv) maintenance and repair associated with the mechanical and electrical rooms; (v) maintenance and repair of the trash enclosure utilized in connection with the building; (vi) maintenance, repair and replacement of the glass on the exterior of the building and (vii) any other maintenance and repair other than that which Landlord is required to perform at Landlord's expense per
SECTION 11.1. Tenant shall also, on demand, reimburse Landlord for Landlord's costs of maintaining, repairing and replacing the heating and air conditioning equipment serving the demised premises, whether furnished by Landlord or Tenant. Landlord's said costs as used in this SECTION 11.3. shall include all costs and expenses of every kind or nature reasonably incurred by Landlord in the performance of such maintenance, repair or replacements.

     SECTION 11.4. If during the term of this Lease Landlord or Landlord's insurance carrier requires the installation of an Ansul Fire Control System or its equivalent, or any fire detection device, because of the nature of the particular activities being carried on by Tenant in the demised premises, then said system or device shall be installed by Landlord at its cost, within the time specified, and Tenant shall be entitled to amortize the cost thereof, determined by multiplying the cost by a fraction, the numerator of which is the number of days in the demised term (both elapsed and not elapsed) and the denominator of which is the number of days in the estimated useful life of the fire control system. Tenant shall pay any such cost, as additional rent, monthly on a straight-line basis amortized over the remaining demised term of the Lease using an interest rate equal to ten 10% per annum.

     Section 11.5. Notwithstanding the provisions of Sections 11.3 and 18.3 hereof, Tenant's obligation to reimburse Landlord for the cost of any capital improvement (as used in this Section 11.5., "capital improvement" shall be repairs or replacements which cost in excess of Ten Thousand Dollars ($10,000.00) individually, or in excess of Thirty Thousand Dollars ($30,000.00) in the aggregate in any one calendar year) required to be made by Landlord pursuant to Article 11 and/or Article 18 of this Lease during the demised term and required under good accounting practice to be amortized, shall be limited to a proportionate share of such replacement or repair costs (the "Reimbursement Amounts") calculated as follows:

          (a) if such costs are incurred during the initial demised term of this Lease but before Tenant has exercised its right to extend the term of this Lease, by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the original demised term and the denominator of which is the number of days in the estimated useful life of the replacement; and

          (b) if such costs are incurred during (i) the initial demised term of this Lease but after Tenant has exercised either of its rights to extend the term of this Lease, or (ii) either of the extended terms of this Lease, by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the demised term of this Lease (including the original demised term and the extended term(s)) and the denominator of which is the number of days in the estimated useful life of the replacement.

     If a Reimbursement Amount has been determined under subsection (a) or (b) above with respect to any replacement costs, and Tenant subsequently extends the term of this Lease, Tenant shall also be responsible for an additional Reimbursement Amount with respect to the remaining unamortized amount of such replacement costs determined by multiplying the remaining unamortized amount of such replacement costs by a fraction, the numerator of which is the number of days in the extended term(s) of this Lease and the denominator of which is the remaining number of days in the estimated useful life of the replacement. In no event shall Tenant be obligated to pay Landlord more than 100% of such replacement costs, together with interest as hereinbelow set forth.

     The foregoing limitation shall not apply to equipment furnished by Tenant and maintained by Landlord and shall in no event apply to any costs for repairs or replacements occasioned by (x) Tenant's negligent acts or omissions or those of its employees, contractors, agents, invitees or servants, or (y) the particular nature of Tenant's business, all of which costs shall be borne soley by Tenant. Tenant shall pay any Reimbursement Amounts, as additional rent, monthly on a straight-line basis amortized over the remaining demised term of the Lease using an interest rate equal to ten percent (10%) per annum.

     SECTION 11.6 Landlord agrees that it will deliver the demised premises to Tenant with the existing sidewalks, driveways and parking areas, and the truck doors, mechanical, electrical, plumbing, roof and roofing systems of the building on the demised premises, in good operating condition and the glazing watertight. If any of the items mentioned in this Section 11.6 fail to perform within six (6) months following Tenant's occupancy of the demised premises for any reason, other than (i) Tenant's failure to perform routine maintenance, (ii) Tenant's particular use of any such system, or (iii) any negligent act or omission of Tenant, its employees, agents, contractors, invitees or servants, and provided an Event of Default (as defined in Section
13.1 below) does not exist, then, and in such event, Landlord shall, at its cost, repair the deficiency; otherwise, and after the expiration of the above six (6) month period, Tenant shall be responsible for the cost of the maintenance, repair or replacement pursuant to the provisions of Sections 11.3,
11.5 and 18.3. hereof.

     ARTICLE  12 - FIXTURES & ALTERATIONS

     SECTION 12.1. All trade fixtures owned by Tenant and installed in the demised premises shall remain the property of Tenant and may be removed from time to time and shall be removed at the expiration of the demised term. Tenant shall repair any damage to the demised premises caused by the removal of said fixtures. If Tenant fails to remove such fixtures on or before the last day of the demised term, all such fixtures shall become the property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall promptly remove them and restore the demised premises to its condition prior to such removal. Landlord may also, at Landlord's sole discretion, store such fixtures at Tenant's expense.

     SECTION 12.2. Except for non-structural interior alterations (with a cost not exceeding Ten Thousand Dollars ($10,000.00) in any one calendar year) which do not materially affect the sprinkler system and/or mechanical/electrical systems or require removal or modification of improvements installed by Landlord, and provided that Tenant shall notify Landlord of any such alterations and provide Landlord with plans on diskettes that are compatible with Landlord's "AutoCAD" system, Tenant shall not make any alterations, additions or improvements in or to the demised premises or the building without submitting plans and specifications therefor for the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed but, if granted, may be subject to such reasonable conditions as Landlord may deem appropriate. Any such alterations, additions or improvements consented to by Landlord shall be made at Tenant's sole cost and expense in accordance with the plans and specifications therefor and Tenant agrees to provide Landlord with an "as built" set of plans and specifications after any such work is completed. Tenant shall secure any and all governmental permits, approvals or authorizations required in connection with any such work, and shall hold Landlord harmless from any and all liability, costs, damages, expenses (including attorneys' fees) and any and all liens resulting therefrom. All alterations, additions and improvements (and expressly including the light fixtures and floor coverings installed by Tenant), shall be deemed to belong to Tenant, but shall be deemed to have been attached to the demised premises or the building and to have become the property of Landlord upon the termination of the demised term except that the foregoing shall not apply to furniture, removable paneling, decorations, wall fixtures, trade fixtures, appliances, equipment and other personal property of Tenant which do not become a part of the demised premises. Upon the expiration or sooner termination of the demised term hereof, Tenant shall, upon written demand by Landlord, at Tenant's sole cost and expense, forthwith remove any alterations, decorations, additions or improvements made by Tenant, designated by Landlord to be removed, and Tenant shall forthwith at its sole cost and expense repair any damage to the demised premises or the building caused by such removal. Upon request, Landlord shall advise Tenant in writing whether it reserves the right to require Tenant to remove any alterations from the demised premises upon termination of the Lease. If Landlord elects not to reserve such right, then Tenant shall not be required to remove the alterations in question from the demised premises at such time.

     ARTICLE  13 - Remedies

     SECTION 13.1. An "Event of Default" by Tenant shall have occurred under this Lease if (1) Tenant defaults in the payment of base rent or any item of additional rent when due and such default continues for more than five (5) days following Tenant's receipt of written notice of delinquency, or (2) Tenant defaults in the performance of any other obligation under the Lease and Tenant fails to remedy same within thirty (30) days following Tenant's receipt of written notce of default, provided that if the nature of the default is such that it can be cured, but cannot reasonably be remedied within thirty (30) days, then no Event of Default shall be deemed to have occurred so long as Tenant commences the cure of such default within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

     Should an Event of Default occur, then, in addition to all other rights and remedies Landlord may have under this Lease or under applicable law, Landlord shall have the following rights and remedies:

     (1)   The Landlord has the remedy described in California Civil Code
Section 1951.4 (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). If Tenant breaches any covenants of this Lease or if an Event of Default occurs, whether or not Tenant abandons the demised premises, this Lease shall continue in effect until Landlord terminates Tenant's right to possession, and Tenant shall remain liable to perform all of its obligations under this Lease and Landlord may enforce all of Landlord's rights and remedies, including the right to recover rent as it falls due. If Tenant abandons the demised premises or fails to maintain and protect the same as herein provided, Landlord shall have the right to do all things necessary or appropriate to maintain, preserve and protect the demised premises, including the installation of guards, and may do all things appropriate to a re-letting of the demised premises, and none of said acts shall be deemed to terminate Tenant's right of possession, unless Landlord elects to terminate the same by written notice to Tenant. Tenant agrees to reimburse Landlord on demand for all amounts reasonably expended by Landlord in maintaining, preserving and protecting the demised premises, together with interest on the amounts expended from time to time at the lesser of (i) ten percent (10%) per annum, or (ii) the maximum legal rate (as used in this Section 13.1, the "Maximum Legal Rate"). Landlord shall also have the right to repair, remodel and renovate the demised premises at the expense of Tenant and as deemed necessary by Landlord.

     (2) Landlord shall have the right to terminate Tenant's possession of the demised premises, and if Tenant's right to possession of the demised premises is terminated by Landlord by reason of an Event of Default by Tenant, or by reason of the happening of an Event of Default, or by reason of abandonment of the demised premises by Tenant, Tenant agrees to pay to Landlord on demand (i) all unpaid rent earned at the time of termination, together with interest on all unpaid installments from the times they were due to the date of termination at the Maximum Legal Rate; (ii) the amounts by which the unpaid rent which would have been due and payable by Tenant since the date of termination exceeds the amount of any rental loss that Tenant proves could have been avoided, together with interest on said amounts from the dates they were due at the Maximum Legal Rate; (iii) the worth at the time of demand of the amount by which the unpaid rent for the balance of the term of this Lease exceeds the amount of rental loss that Tenant proves may reasonably be avoided, together with interest on such amount at the Maximum Legal Rate from the date of demand until paid; (iv) all other amounts due Landlord from Tenant under the terms of this Lease, or necessary to compensate Landlord for all detriment caused by Tenant's failure to perform its obligations under this Lease. The right to possession of the demised premises by Tenant should not be deemed terminated until Landlord gives Tenant written notice of such termination or until Landlord re-lets all or a portion of the demised premises. In the event that Landlord seeks to recover the amount due, Landlord shall be entitled to recover the amounts specified in paragraphs (a) (1), (a) (2) and (a) (4) of Section 1951.2 of the Civil Code of California as such section reads at the date of this Lease, together with interest on said amounts at the Maximum Legal Rate from the dates they were due, computed as of the date of the award, together with the worth at the time of the award of the amount by which the unpaid rent for the balance of the term exceeds the amount of such rental loss that Tenant proves could reasonably have been avoided. Landlord shall be required to mitigate damages by making a good faith effort to re-let the demised premises.

     (3) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law, provided that each shall be cumulative and in addition to every other right or remedy given herein or now hereafter existing at law or in equity or by statute.

     SECTION 13.2. Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days or such additional times as is reasonably required to correct any such default after notice by Tenant to the Landlord properly specifying wherein the Landlord has failed to perform any such obligation or after Landlord otherwise becomes aware of the default.

     ARTICLE  14 - Bankruptcy

     SECTION 14.1. Tenant shall give written notice to Landlord of its intention to commence proceedings under any state or federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whereby Tenant seeks to be, or would be, discharged of its debts or the payment of its debts is sought to be delayed, at least thirty (30) days prior to the commencement of such proceedings.

     SECTION 14.2.  If any of the following events occur:

     (1) The entry of an order for relief under Title 11 of the United States Code as to Tenant or its executors, administrators or assigns, if any, or the adjudication of Tenant or its executors, administrators or assigns, if any, as insolvent or bankrupt pursuant to the provisions of any state insolvency or bankruptcy act;

     (2) The appointment of a receiver, trustee or other custodian of the property of Tenant by reason of the insolvency or inability of Tenant to pay its debts;

     (3)  The assignment of the property of Tenant for the benefit of creditors;

     (4) The commencement of any proceedings under any state or federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whereby Tenant seeks to be, or would be, discharged of its debts or the payment of its debts is sought to be delayed (unless, in the case of an involuntary proceeding, if any such proceeding has not been vacated within sixty
(60) days following the commencement of that action);

     (5) The failure of Tenant to give written notice to Landlord provided for in SECTION 14.1. above;

     then Landlord may, at any time thereafter, in addition to any and all other rights or remedies of Landlord under this Lease or under applicable law, upon written notice to Tenant, terminate this Lease, and upon such notice this Lease shall cease and terminate with the same force and effect as though the date set forth in said notice were the date originally set forth herein and fixed for the expiration of the demised term. Tenant shall thereupon vacate and surrender the demised premises, but shall remain liable as herein provided.

     ARTICLE 15 - Surrender of Premises

     SECTION 15.1. Tenant shall, upon termination of the demised term, or any earlier termination of this Lease, surrender to Landlord the demised premises, including, without limitation, all building equipment and apparatus, and fixtures (except as provided in SECTIONS 12.1. AND 12.2.) then upon the demised premises without any damage, injury, or disturbance thereto, or payment therefor, except damages due to ordinary wear and tear, acts of God, fire and other perils to the extent the demised premises are not required to be repaired or restored as hereinbefore provided, and Tenant shall dispose of any hazardous materials stored, dispensed, handled or used by Tenant or Tenant's agents, employees, contractors, invitees or servants in, at or upon the demised premises in accordance with the provisions of SECTION 7.4. Tenant shall not be required to repair worn carpets, nail holes and other incidental damage that results from Tenant's lawful use and occupancy of the demised premises.

     ARTICLE 16 - Eminent Domain

     SECTION 16.1. If (i) more than thirty-three percent (33%) of the floor area of the building on the demised premises shall be taken under the power of eminent domain and the portion not so taken will not be reasonably adequate for the operation of Tenant's business after the Landlord completes such repairs or alterations as the Landlord is obligated or elects to make, or (ii) if a portion of the demised premises, including the parking areas, shall be taken under the power of eminent domain and the portion not so taken will not be reasonably adequate for Tenant to effectively and efficiently, in the use of good business judgment, use Tenant's shipping and distribution facilities on the demised premises after the Landlord completes such repairs or alterations as the Landlord is obligated or elects to make, Tenant shall have the right to elect either to terminate this Lease, or, subject to Landlord's right to terminate the Lease pursuant to SECTION 16.4., to continue in possession of the remainder of the demised premises and shall notify Landlord in writing within thirty (30) days after such taking of Tenant's election. In the event less than thirty-three percent (33%) of the floor area of the building on the demised premises shall be taken or Tenant elects to remain in possession, as provided in the first sentence hereof, all of the terms herein provided shall continue in effect, except that the base rent shall be reduced in the same proportion that the floor area of the building on the demised premises taken bears to the original floor area of the building on the demised premises, and Landlord shall at its own cost and expense make all necessary repairs or alterations to the building so as to constitute the portion of the building not taken a complete architectural unit and the demised premises a complete unit for the purposes allowed by this Lease, but such work shall not exceed the scope of the work to be done by Landlord in originally constructing said building.

     SECTION 16.2.  Each party waives the provisions of Code of Civil Procedure
Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking.

     SECTION 16.3. All damages or awards for any taking under the power of eminent domain whether for the whole or a part of the demised premises shall belong to and be the property of Landlord whether such damages or awards shall be awarded as compensation for diminution in value to the leasehold or to the fee of the demised premises; provided however, that Landlord shall not be entitled to the award made to Tenant or Landlord for loss of business, depreciation to, and cost or removal of stock and fixtures and for leasehold improvements which have been installed by Tenant at its sole cost and expense less depreciation which is to be computed on the basis of completely depreciating such leasehold improvements during the initial term of this Lease, and any award made to Tenant in excess of the then depreciated value of leasehold improvements shall be payable to the Landlord.

     SECTION 16.4. If more than thirty-three percent (33%) of the floor areas of the building on the demised premises shall be taken under power of eminent domain, or if more than fifty percent (50%) of the Parking and Accommodation Areas shall be so taken, Landlord may, by written notice to Tenant delivered on or before the date of surrendering possession to the public authority pursuant to such taking, terminate this Lease as of such date.

     SECTION 16.5. If this Lease is terminated as provided in this Article, the rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make a prorata refund of any rent and all deposits paid by Tenant in advance and not yet earned.

     ARTICLE 17 - Real Property Taxes

     SECTION 17.1. Tenant shall reimburse Landlord for all real property taxes, assessments and ongoing sewer fees applicable to the demised premises. Taxes shall be prorated to lease years for purpose of making this computation. Such payment shall be made by Tenant within thirty (30) days after receipt of Landlord's written statement setting forth the amount of such computation thereof. If the demised term of this Lease shall not expire concurrently with the expiration date of the fiscal tax year, Tenant's liability for taxes for the last partial lease year shall be prorated on an annual basis.

     SECTION 17.2. If the demised premises are not separately assessed, Tenant's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

     SECTION 17.3. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the demised premises or elsewhere. Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

     If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

     SECTION 17.4. In addition to all other payments provided for herein, the Tenant shall on demand reimburse Landlord for any surcharges, fees, and any similar charges required to be paid by any instrumentality of local, state or federal government in connection with parking in the parking area, including policing; supervising with attendants; other costs in connection with providing charged parking; repairs, replacements and maintenance not properly chargeable to capital account under good accounting principles; interest and depreciation of the actual cost of modification or improvements to the areas, facilities and improvements maintained in this Article either (i) required by any instrumentality of local, state or federal government, or (ii) installed by Landlord to facilitate payment of a parking charge by the general public for parking in the parking area, or both, and other similar costs; and there shall be excluded (a) cost of construction of such improvements which is properly chargeable to capital account and (b) depreciation of the original cost of construction of all items not previously mentioned in this sentence. If Landlord shall require the payment of a parking charge by the general public for parking in the parking area, then during any period in which such a charge is made the total revenue (after deducting excise and similar taxes thereon and taxes, fees or surcharges imposed by any agency or instrumentality of local, state or federal government) actually received in cash or its equivalent by Landlord for such parking charge shall be credited against said gross costs.

     SECTION 17.5. Notwithstanding the provisions of ARTICLE 17 hereinabove, Tenant shall pay any increase in "real property taxes" resulting from any and all improvements of any kind whatsoever placed on or in the demised premises for the benefit of or at the request of Tenant regardless of whether said improvements were installed or constructed either by Landlord or Tenant.

     SECTION 17.6. In addition to all other payments provided for herein, the Tenant shall on demand reimburse Landlord for any tax (excluding income tax) and/or business license fee or other levy that may be levied, assessed or imposed upon the rent or other payments provided for herein or on the square footage of the demised premises, on the act of entering into this Lease, or on the occupancy of the Tenant however described, as a direct substitution in whole or in part for, or in addition to, any real property taxes, whether pursuant to laws presently existing or enacted in the future.

     ARTICLE 18 - Parking and Accommodation Areas

     SECTION 18.1. Landlord grants to Tenant during the demised term the non-exclusive right to use the parking facilities and other areas provided and designated as "Parking and Accommodation Areas" on EXHIBIT "B" hereto for the accommodation and parking of such automobiles of the Tenant, its officers, agents, employees and its customers while working or visiting Tenant; provided that Landlord shall have no obligation to enforce such exclusive use of the parking facilities on Tenant's behalf. Except as provided in SECTION 17.4., Landlord shall not charge parking fees for such right to use parking facilities.

     SECTION 18.2. All parking areas and facilities furnished by Landlord including, but not limited to, pedestrian sidewalks, landscaped areas and parking areas shall at all times be subject to the control and management of Landlord so that Landlord will be in a position to make available efficient and convenient use thereof, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article, and Tenant agrees to abide by and conform therewith. Landlord shall have the right to construct, maintain and operate lighting facilities on all of said areas and improvements, to police the same, from time to time to change the area, location and arrangement of parking areas and facilities, to restrict employee parking to employee parking areas, to construct surface, subterranean and/or elevated parking areas and facilities, to establish and from time to time change the level of parking surfaces, to close (if necessary) all or any portion of said areas or facilities to such extent as may in the opinion of Landlord's counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights of any person or of the public therein, and to do and perform such other acts in and to said areas and improvements respectively as in the use of good business judgment the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenant, other lessees, and their respective employees and visitors. Landlord agrees that in the exercise of its rights herein Landlord shall use its reasonable efforts to minimize the disruption of Tenant's business in the demised premises. In no event shall Landlord reduce the number of parking spaces in the parking area, unless required to do so by law.

     SECTION 18.3. Subject to Section 11.5,. Tenant agrees during the demised term to pay to Landlord an annual charge which shall be Landlord's actual gross costs of operating, maintaining and/or replacing all of the areas and facilities mentioned in this Article. The annual charge shall be an estimate computed on the basis of periods of twelve (12) consecutive calendar months, commencing and ending on such dates as may be designated by Landlord, and shall be paid in monthly installments on the first day of each calendar month in the amount estimated by Landlord. Within ninety (90) days after the end of each such annual period, Landlord will determine (and furnish to Tenant a statement showing in reasonable detail) the actual annual charge for such period and the amounts so estimated and paid during such period shall be adjusted within such ninety (90) days (including adjustments on a prorata basis of any partial such period at either end of the demised term) and one party shall pay to the other on demand whatever amount is necessary to effectuate such adjustment.

     Landlord's said gross costs shall consist of and include all costs and expenses of every kind or nature incurred by Landlord in the operation, maintenance and/or replacement of all of the areas, facilities and improvements mentioned in this Article determined in accordance with good accounting practice by an accountant employed by Landlord. The determination of such accountant shall be conclusive. Without otherwise limiting the generality of the foregoing, there shall be included in such gross costs public liability and property damage insurance, landscape maintenance, maintenance of utilities, water, cleaning of areas, facilities and improvements, operation of lighting, common area taxes and assessments determined in the same manner as taxes and assessments on the demised premises, policing and sweeping of parking areas, supervising with attendants, repairs, replacements and maintenance, and an amount equal to ten percent (10%) of the total of all of the above (excluding real property taxes levied pursuant to Article 17 and property damage insurance) for administration of the Parking and Accommodation Areas.

     SECTION 18.4. The Parking and Accommodation Areas included for the purpose of this Article are those shown cross-hatched on EXHIBIT "B" outside of the building area.

     ARTICLE  19 - Miscellaneous

     SECTION 19.1. Landlord and its designee shall have the right, upon 24 hours' advance notice to Tenant (except in emergencies),during reasonable business hours to enter the demised premises except restricted areas as established by or on behalf of the Federal Government for security purposes (and in emergencies at all times), subject to Tenant's reasonable security precautions (i) to inspect the same, (ii) for any purpose connected with Landlord's rights or obligations under this Lease and, (iii) for all other lawful purposes, and Landlord shall use its reasonable efforts to minimize the disruption of Tenant's business in the demised premises.

     SECTION 19.2. Tenant shall not be entitled to make repairs at Landlord's expense, and Tenant waives the provisions of Civil Code Sections 1941 and 1942 with respect to Landlord's obligations for tenantability of the demised premises and Tenant's right to make repairs and deduct the expenses of such repairs from rent.

     SECTION 19.3. This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of California as the same from time to time exist. This Lease expresses the entire understanding and all agreements of the parties hereto with each other and neither party hereto has made or shall be bound by any agreement or any representation to the other party which is not expressly set forth in this Lease.

     SECTION 19.4. If Tenant should hold over after the demised term and any extension thereof as herein provided for, then such holding over with Landlord's consent shall be construed as a tenancy from month to month at a rent 110% of that provided for under the monthly rental of the principal term of this Lease. If Tenant should hold over after the demised term and any extension thereof as herein provided for without Landlord's consent, rent shall be 150% of that provided for under the monthly rental as of the last month of the original (or extended) term of this Lease; provided said increased rent shall not prejudice Landlord from pursuing any other remedies for such unlawful holdover to which Landlord is legally entitled.

     SECTION 19.5. Tenant agrees to maintain all toilet and washroom facilities within the demised premises in a neat, clean and sanitary condition.

     SECTION 19.6. Landlord covenants and agrees that Tenant, subject to the terms and provisions of this Lease, on paying the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the demised premises during the demised term without hindrance or ejection by any person lawfully claiming under or against the Landlord.

     SECTION 19.7. Subject to ARTICLE 6, the terms and provisions hereof shall be construed as running with the land and shall be binding upon and inure to the benefit of heirs, executors, administrators, successors and assigns of Landlord and Tenant.

     SECTION 19.8.

     A. Tenant shall promptly pay all sums of money with respect to any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in, at or about the demised premises, or furnished to Tenant's agents, employees, contractors or subcontractors, that may be secured by any mechanic's, materialmen's, supplier's or other liens against the demised premises or Landlord's interest therein. In the event any such or similar liens shall be filed, Tenant shall, within three (3) days of receipt thereof, give notice to Landlord of such lien, and Tenant shall, within ten (10) days after receiving notice of the filing of the lien, discharge such lien by payment of the amount due to the lien claimant. However, Tenant may in good faith contest such lien provided that within such ten (10) day period Tenant provides Landlord with a surety bond from a company acceptable to Landlord, protecting against said lien in an amount at least 110% of the amount claimed or secured as a lien or such greater amount as may be required by applicable law; and provided further that Tenant, if it should decide to contest such lien, shall agree to indemnify, defend and save harmless Landlord from and against all costs arising from or in connection with any proceeding with respect to such lien. Failure of Tenant to discharge the lien, or, if contested, to provide such bond and indemnification, shall constitute an Event of Default under this Lease and in, addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated, to discharge or secure the release of any lien by paying the amount claimed to be due, and the amount so paid by Landlord, and all costs and expenses incurred by Landlord therewith, including, but not limited to, court costs and reasonable attorneys' fees, shall be due and payable by Tenant to Landlord forthwith on demand.

     B. Except with respect to Tenant's improvements constructed at the commencement of the demised term of this Lease, at least fifteen (15) days before the commencement by Tenant of any material construction or remodeling work on the demised premises, Tenant shall give written notice thereof to Landlord. Landlord shall have the right to post and maintain on the demised premises such Notices of Non-Responsibility, or similar notices, provided for under applicable laws.

     SECTION 19.9.

     SECTION 19.10. All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments or designations hereunder by either party to the other shall be in writing and shall be sufficiently given and served upon the other party if sent by overnight carrier or United States certified mail, return receipt requested, postage prepaid, and addressed as follows:

     If sent to Tenant, the same shall be addressed to the Tenant at 4045-4055 CAMPBELL AVENUE, MENLO PARK, CALIFORNIA 94025, or at such other place as Tenant may from time to time designate by notice to Landlord.

     If sent to Landlord, the same shall be addressed to Landlord at 60 HILLSDALE MALL, SAN MATEO, CALIFORNIA 94403-3497, or at such other place as Landlord may from time to time designate by notice to Tenant.

     Any such notice when sent by overnight carrier or certified mail as above provided shall be deemed duly served as follows: (i) when sent by certified mail, return receipt requested, on the date the U. S. Post Office certifies delivery or refusal to accept delivery or returns the notice as undeliverable, if addressed to the other party at the address for notices herein, or (ii) when sent by overnight carrier, the first business day following the date of such mailing.

     SECTION 19.11. As used in this Lease and when required by the context, each number (singular or plural) shall include all numbers, and each gender shall include all genders; and unless the context otherwise requires, the word "person" shall include corporation, firm or association.

     SECTION 19.12. In case of litigation with respect to the mutual rights, obligations, or duties of the parties hereunder, the prevailing party shall be entitled to reimbursement from the other party of all costs and reasonable attorneys' fees actually incurred.

     SECTION 19.13. Each term and each provision of this instrument performable by Tenant shall be construed to be both a covenant and a condition.

     SECTION 19.14. Except as otherwise expressly stated, each payment provided herein to be made by Tenant to Landlord shall be in addition to and not in substitution for the other payments to be made by Tenant to Landlord.

     SECTION 19.15. Time is and shall be of the essence of this Lease and all of the terms, provisions, covenants and conditions hereof.

     SECTION 19.16. The Tenant warrants that it has not had any dealings with any realtor, broker, or agent in connection with the negotiation of this Lease excepting only Cooper/Brady Corporate Real Estate Services, whom Landlord agrees to pay whatever commission may be due. Except for Cooper/Brady Corporate Real Estate Services, each party agrees to hold the other harmless from any cost, expense or liability for any compensation, commissions or charges claimed by any realtor, broker, or agent with respect to this Lease and/or the negotiation thereof with whom the other party has or purportedly has dealt.

     SECTION 19.17. Tenant agrees that its interest in this Lease shall be subordinate to any mortgage, deed of trust and/or other security indenture hereafter placed upon the demised premises and to any and all advances made or to be made thereunder and to the interest thereon made and all renewals, replacements, and extensions thereof, but nothing herein contained shall be deemed to alter or limit Tenant's rights as set forth in SECTION 19.6. If any mortgagee, trustee or holder of such security instrument elects to have the Tenant's interest in this Lease superior to any such instrument by notice to Tenant, then this Lease should be deemed superior to the lien of any such mortgage, deed of trust or security indenture whether this Lease was executed before or after said mortgage, deed of trust and/or security indenture.
Landlord shall use its reasonable efforts to obtain from the existing mortgagee a Subordination, Non-Disturbance and Attornment Agreement wherein such mortgagee recognizes in writing Tenant's interest in the demised premises and provides that Tenant's interest hereunder shall not be disturbed so long as Tenant is not in default under the terms of this Lease.

     SECTION 19.18. Landlord reserves the right during the last seven months of the demised term of this Lease or the last seven months of any extension hereof to enter the property upon 24 hours' advance notice to Tenant, during normal working hours for the purpose of showing the demised premises (except restricted areas established by, or on behalf of, the Federal Government for security purposes and subject to Tenant's reasonable security precautions) to prospective tenants or purchasers and to place signs (for the last year) on the demised premises advertising the property for lease or sale. Landlord shall use its reasonable efforts to minimize the disruption of Tenant's business in the demised premises.

     SECTION 19.19. The following terms as used in this Lease shall have the following meaning:

     (a) "Unavoidable Delay" means any prevention, delay or stoppage due to strike(s), lockout(s), labor dispute(s), act(s) of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other conditions or causes beyond the reasonable control of the party obligated to perform.

     SECTION 19.20. If Landlord and Tenant are unable, pursuant to SECTION 2.2., to agree upon a base rent for the option periods referenced in SECTION
1.3. at least one hundred fifty (150) days prior to (i) the expiration of the initial five year term as to the first option period and (ii) the expiration of the first one year option period, if any, as to the second option period, then the amount by which base rent will be increased shall be determined by arbitration. At least one hundred twenty (120) days prior to (i) the expiration of the initial five year term as to the first option period and (ii) the expiration of the first one year option period, if any, as to the second option period, Landlord and Tenant shall each select a qualified, licensed MAI real estate appraiser familiar with the value of office/industrial property in the City of Menlo Park to act as an arbitrator. Within ten (10) days thereafter, unless during such period the two appraisers shall have agreed upon the fair market rental value (as defined in SECTION 2.2. hereof), including interim adjustments, in which case their determination shall be final and binding, the two arbitrators so appointed shall select a third appraiser similarly qualified to act as the third arbitrator (the two arbitrators will use reasonable efforts to select a third arbitrator who has had no prior dealings with Landlord or Tenant). If the two arbitrators are unable to agree on a third arbitrator, the third arbitrator shall be appointed by the Superior Court of San Mateo County having jurisdiction over the property on application of either Landlord or Tenant. Within forty five (45) days after the appointment of the third arbitrator, the three arbitrators shall determine the fair market rental value (as defined in SECTION 2.2. hereof), including interim adjustments, of the demised premises as they then exist. If the three (3) arbitrators are unable to agree, the base rent shall be the average of the base rent proposals made by the two (2) arbitrators whose proposals are closest. Landlord and Tenant shall each pay the fees of their own arbitrator and shall share equally the fee of the third arbitrator (including all costs associated with an appointment by the Superior Court of San Mateo, if applicable, regardless of which party filed the application). Anything herein to the contrary notwithstanding, the fair market rental value of the demised premises for each year of the option periods shall not be determined to be less than the base rent for the preceding year and shall in no event be less than the base rent in effect during the last year of the initial term with respect to the first option period, or first extended term with respect to the second option period, as the case may be. The rental so established by this provision shall be the rental for each of the option periods.

     SECTION 19.21.   So long as no Event of Default (as defined in Section
13.1 above) by Tenant then exists, Landlord shall, if and when such space becomes available, and so long as such space is not otherwise already encumbered by leases, rights or options of the existing tenant, offer to Tenant the option to expand the demised premises by adding space thereto consisting of the entire building located at 4065

Campbell Avenue, Menlo Park, California (the "expansion space") under the following terms and conditions.

     If Landlord makes such an offer it shall do so by giving written notice to Tenant not more than three (3) months after Landlord has knowledge that the expansion space will become available for lease and otherwise before Landlord markets the expansion space to third parties.

     If Landlord offers the expansion space, Tenant shall, within ten (10) business days of Landlord's notice to Tenant offering such space, either accept or reject Landlord's offer. If Tenant accepts Landlord's offer, the parties shall enter into a lease for such expansion space. The right of first offer granted hereunder is only the right of the Tenant to accept or reject the total proposal being offered by Landlord. Such proposal may include but not be limited to, lease rate, lease term, tenant improvements, interim adjustments to lease rate and expense payments and options to extend lease term. Nothing herein shall be construed to prevent Landlord from offering the expansion space to lease to third parties (including existing or future tenants of other properties owned by Landlord) provided Landlord has first made an offer to Tenant as provided herein and Tenant has refused to accept such offer. The right granted Tenant in this SECTION 19.21 may only be exercised by Network General for Network General's sole benefit and cannot be transferred nor can it be exercised by Network General for any other party, except that the right granted Tenant herein may be transferred to an Affiliate (as defined in Section 6.1) provided that the Lease has been assigned to an Affiliate pursuant to the provisions of Section 6.1. Neither Landlord or Tenant shall be bound to the terms and conditions of the offer until the execution of a mutually acceptable lease. If such a lease is not executed within thirty (30) days of Tenant's acceptance of Landlord's offer, for any reason, then, in such event, the right granted hereunder shall lapse and Landlord shall have no further obligation to Tenant with respect to the expansion space. Landlord agrees that from the date of execution and delivery of this Lease, with respect to the expansion space, Landlord shall not extend any existing leases or amend any term of existing leases that will create rights of any existing tenants to remain in the expansion space beyond their original demised term or previously granted option period(s); provided that nothing herein shall limit Landlord's ability to make any other amendments to leases with exsiting tenant(s) in the expansion space during the original demised term or previously granted option period(s).

     Section 19.22.   Landlord acknowledges that during the demised term
Tenant may wish to obtain a new street number for the demised premises. Tenant shall have the right to change the street number provided that (i) Tenant obtains all applicable governmental approvals to do so, and (ii) at the expiration or earlier termination of this Lease Landlord may, at Landlord's option, require Tenant (at Tenant's expense) to change the street number of the demised premises back to 4045-4055 Campbell Avenue.

     Section 19.23. Tenant shall have the right, at Tenant's expense, to dig a trench running between the demised premises and Tenant's facilities in the Menlo Oaks

Business Park and install utilities and telecommunications conduits and other related equipment therein provided that (i) Tenant shall secure any and all governmental permits, approvals or authorizations required in connection with any such work, with copies to Landlord for Landlord's prior approval, (ii) Tenant agrees to indemnify, hold harmless, and defend Landlord against all liability, cost, and expense (including without limitation any fines, penalties, judgments, liens, litigation costs, and attorneys' fees) incurred by Landlord resulting therefrom, regardless of whether such liability, cost, or expense arises during or after the demised term, (iii) Tenant shall at its sole cost and expense repair any damage to the demised premises or property owned by Landlord or Landlord's subsidiary, affiliate or parent thereof caused by such work and
(iv) prior to the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove from the building, disconnect and cap off any such utilities, conduits and equipment installed by Tenant, designated by Landlord to be removed, and repair any damage to the demised premises or the property caused by such removal. The rights granted to Tenant by Landlord herein extend only to the property owned by Landlord, or Landlord's subsidiary, affiliate or parent thereof, and shall not be deemed to extend to property owned by a third party.


     IN WITNESS WHEREOF, the parties have executed this instrument.

        TENANT:                         LANDLORD:
NETWORK GENERAL                         CAMPBELL AVENUE ASSOCIATES,
a Delaware corporation                  a California partnership

By: /s/LESLIE G. DENEND                 By: /s/ FRANCIS NELSON
    ---------------------                   ----------------------
         President                             Managing Partner

By: /s/ JAMES T. RICHARDSON             By: _______________________
    -----------------------
      Assistant Secretary